Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 5 dated February 12, 2025 relating to the Common Stock, par value $0.0001 per share, of CompoSecure, Inc. shall be filed on behalf of the undersigned.

TIKVAH MANAGEMENT LLC By: /s/ David Cohen
Name: David Cohen
Title: Managing Member

SIMCAH MANAGEMENT LLC By: /s/ David Cohen
Name: David Cohen
Title: Managing Member

THE EZRAH CHARITABLE TRUST By: /s/ David Cohen
Name: David Cohen
Title: Trustee

DAVID COHEN By: /s/ David Cohen